EXHIBIT 99.1

LETTER OF INTENT

INVESTMENT BY FOREX INTERNATIONAL ADVISORS EUROPE LIMITED AND

FOREX INTERNATIONAL TRADING CORP

INTO

NEXUS CAPITAL LIMITED

WHEREAS: Forex International Advisors Europe Limited is a company registered at Union House, Union Street, St. Helier, Jersey, Channel Islands, JE4 8TQ, (“FXIT Europe”), and is  to be 80% owned by Mrs. Sally Marshak, a British National,   and 20% owned by Lanatech Limited

WHEREAS:  Forex International Advisors Europe Limited is interested to enter into a Joint Venture with Forex International Trading Corp, to develop business opportunities in the FOREX trading and Contracts For Difference Sectors in England and Europe in part by acquiring a 9.9% interest in Nexus.

WHEREAS:  Forex International Trading Corp (“Forex International”)  is headquartered at:

Forex International Trading Corp.
3753 Howard Hughes Parkway,
Suite 200,
Las Vegas, NV 89169

WHEREAS, in this document, Forex International Advisors Europe Limited, together with Forex International Trading Corp, shall be referred to as the “Investors”

WHEREAS: Forex International Trading Corp  is a publicly quoted company, which files 8-k reports with the Securities Exchange Commission in the USA, and is traded under the symbol  “ FXIT “ on the USA OTC Bulletin Board Exchanges;

WHEREAS, Forex International Trading Corp intends to acquire a 40.1% equity interest as set forth in this document, for the purpose of expanding their forex trading platform and technology offerings into Europe and Internationally, and also for the purpose of entering the Global Contracts for Difference (“CFD”) markets outside the United States.

WHEREAS, Nexus Capital Limited (Nexus Capital) is incorporated in England and Wales under registration number 0668371, and its headquarters is at 288 Bishopsgate, London, England EC2M 4QP. Nexus Capital operate via the website: http://www.nexuscap.co.uk/ and its Authorised and regulated by the Financial Services Authority Reg No. 490611

WHEREAS, to promote such opportunities, “Forex International Advisors Europe Limited “  intends to acquire a 9.9% equity ownership interest in Nexus Capital, a firm registered in England with the Financial Services Authority to engage in Contracts for Difference (“CFD”)  Execution and Advisory trading,   and Forex Execution and Advisory Trading

WHEREAS:  On January 3, 2011, Forex International  filed an 8-k report announcing that, subject to the terms and conditions provided in the related contracts, it had acquired approximately 44.90%  beneficial  ownership interest in Triple Eight Markets, a Cyprus company, and thereby became the 44.90% beneficial owner of UFXBank.com

The announcement filed with the Securities Exchange Commission reads, in part:

On November 17, 2010, Forex International Trading Corp., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “APH Agreement”) with AP Holdings Limited (“APH”) pursuant to which the Company agreed to acquire 17,924 ordinary shares of Triple 8 Limited, a corporation organized under the laws of Cyprus, engaged in the business of operating a Forex trading platform (“Triple”).  The securities acquired from APH represent approximately 45% of the issued and outstanding securities of Triple.   Pursuant to the APH Agreement, in consideration  for the securities of Triple, the Company agreed to issue 36,000,000 shares of common stock of the Company as well as a 6%  Convertible Note in the principal amount of $1,200,000 due February 15, 2011 (the “APH Note”).  On December 30, 2010, the Company and APH entered into an amendment to the APH Agreement whereby the number of shares to be delivered by the Company was reduced from 36,000,000 to 25,000,000.  Further, on December 30, 2010,  in order to expedite the transaction and avoid further dilution of the existing shareholders, Medirad Inc. and Rasel Ltd., shareholders of the Company, have agreed to return an aggregate of 70,000,000 shares of common stock to the Company for cancellation upon closing of the APH Agreement.  The above transaction closed on December 30, 2010 with an effective date of October 1, 2010.

WHEREAS, CROSS POINT CAPITAL ADVISORS, registered at Union House, Union Street, St Helier, Jersey, Channel Islands JE4 8TQ (“Cross Point Capital”)  shall  act as an advisor  in the transaction as structuring advisor,  transaction opportunity identification, as well as transaction opportunity referral to Forex International. In addition, Cross Point Capital Advisors,will provide services to advise and assist Forex International with legal intermediaries in London, England required to become involved to grant Financial Services Authority (FSA) approval for Forex International to acquire the equity ownership stakes in Nexus Capital  described herein. Cross Point Capital Advisors is deemed a party to this agreement with respect to the compensation referred to below which it is receiving in accordance with this agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1).	Legally Binding Letter of Intent:

This letter of intent is legally binding, and provides exclusivity to Forex International for a period of  FOURTY FIVE  Days ( 45 days) following the date of this LOI to enter into definitive contracts to close the transactions described herein; the DEADLINE for signing this letter of intent is FRIDAY, February 4,  2011.

2)	Definition of the Closing Date: The Closing Date shall consist of Two Parts:

(a) Contract Signing Date of February 21, 2011;

(b) “Final Closing Date” the date on which FSA  change of control approval  is granted. It is the intention of the parties to  achieve  the Final Closing date within 45 days of the date of this agreement.

3)	Acquisition by Forex International Trading Corp of a 30.2% stake in Nexus Capital :

Forex International has agreed to pay to Max Asmelash, and Nexus, for Mr. Asmelash to use and apply at his sole discretion, the sum of £85,000 (Eighty Five  Thousand Pounds).  This amount shall be paid on the Final Closing Date.

Forex International, as a consequence of the payment of said £ 85,000 (Eighty Five thousand pounds), shall acquire, at the Final Closing Date:

a)	a Fully Diluted 30.2% equity interest in Nexus, by acquiring from Max Asmelash shares owned and controlled by Mr. Asmelash or any of his designees;

4)	Acquisition by Forex International Trading Corp of an Option over 9.9% Equity Stake in Nexus:

, Upon receipt of the legally binding put and call option agreements from Tulsiani, and not later than Monday, February 21, 2011, (provided that by such date of February 21, 2011,  Forex International Trading Corp, and Forex International Advisors Limited are both  in receipt of duly signed Put and Call Option agreements from Tulsiani covering in total a  19.8% beneficial interest in Nexus), THEN  Forex International  Trading Corp shall cause to be paid to Max Asmelash, on the date of February 21, 2011, the sum of £25,000 (Twenty Five  Thousand Pound Sterling)   for the purpose of acquiring rights over  one of the options individually for a  9.9% equity interest   in Nexus.

1).  The Exercise Price for the Option shall be £32,500 (Thirty Two Thousand Five Hundred  Pound Sterling).  by acquiring from:

a.	Kunal Tulsiani 9.9%

b.	Final Date for £32,500 Payment: May 31, 2011.

5)	Acquisition by Forex International Advisors of Rights over 9.9% Held by a Selling Shareholder.

a.
Acquisition of Option Rights to Acquire, through the payment of One Pound (£1.00),  a Fully Diluted 9.9% equity interest in Nexus, via the transfer of a Call and Put Option to which Mr. Asmelash has rights.  The Exercise Price for the Option shall be £32,500 (Thirty Two Thousand Five Hundred  Pound Sterling).  by acquiring from:

1.   Priya Tulsiani 9.9%

2.    Final Date for £32,500  Payment May 31, 2011.

6)	Incorporation into This Agreement of Legally Binding Call and Put Option on the Tulsiana shares:

Incorporated by reference into this agreement, and to be supplied as Exhibit One hereto, are the legally binding agreements with Tulsiana with respect to the acquisition through call and put options, of 19.8% of the fully diluted equity of Nexus

For the avoidance of doubt, these agreements are deemed a PRECONDITION TO THE FEBRUARY 21,  CLOSING, without which, the Investors are not required to close.

7)	Acquisition of an Option over 19.99% Held by Max Asmelash

In the event, that, for ANY REASON WHATSOEVER, the acquisition of 19.8% fully diluted equity purchased from Tulsiana as per Paragraphs (4) and (5) above, fails to close On or Before May 31, 2011, THEN Max Asmelash warrants to sell to Forex International Trading Corp a fully diluted 19.80% interest from the holdings of Mr. Asmelash, or any of his designees, to close ON OR BEFORE JULY 31, 2011.

In the event that the acquisition of the Option shares under Paragraphs (4) and (5) above fails to close, for any reason whatsoever, and thereafter, Max Asmelash fails to deliver the 19.80% fully diluted interest by July 31, 2011, then this is deemed a MATERIAL BREACH OF CONTRACT, and Mr. Asmelash owes (a) a return of the £25,000 option payment within thirty days, and (b) a Damages Penalty of a further £25,000.

8)	Acquisition by Forex International Trading Corp of a total of a 40.1% Equity Interest in Nexus

i.	Through the payment of £85,000 as set forth above for 30.2%

AND

ii.	Through the Exercise of the Option to pay £32,500 to acquire 9.9% from a Selling Shareholder;

THEN:

3.   Forex International Trading Corp shall become the owner of 40.1% of the fully diluted equity in Nexus.

9)	Payment of Certain Expenses by Forex International:

Within Two Weeks  from the date of signing of this Letter of Intent, Forex International shall advance the sums necessary to pay the following invoices:

(1)	£2,800 as the Annual FSA Fee

(2)	£3,300 fee to Trader Central for past due invoice

(3)	£1,500 past due salary for Mr. Coty

(4)	£3,000 for January office expenses payable by February 10th

(5)	£2,000 invoice for Market Feed from Market News

(6)	£2,000 to complete Market Feed invoice payment

(7)	Invoice from Shares Magazine for £1,000

NOTE: Items (1) through (5) are payable within TWO WEEKS from the date of signing of this letter of intent.

10)	Warranty with Respect to any other Accrued Liabilities

(i) Mr. Asmelash will personally provide a Warranty that there are No other accrued Liabilities remaining as of the Closing Date, or if there are any, the total shall NOT be more than £3,000.

(ii)	Permitted Accrued or Ongoing Liabilities:

(a)	Ongoing One Year contract with Trading Central

(b)	Ongoing commitment to the current Services Office space

 FOR THE AVOIDANCE OF DOUBT, OTHER THAN THE ACCRUED OR ONGOING LIABILITIES LISTED ABOVE IN PARAGRAPH (9) (ii) (a) and (b), Max Asmelash personally warrants that there are no other accrued or ongoing liabilities, but if there are any, the TOTAL does not exceed £3,000, as set forth above.

A violation of this provision is deemed a MATERIAL BREACH of contract, in which case Mr. Asmelash has to forfeit and return his £25,000 option payment, and be liable for a damages penalty of a further £25,000.

11)	Commitment to Pay Certain Specified Expenses by Max Asmelash Personally

(a)	Mr. Asmelash will pay Market Feed fees, for February due March 10th.

(b)
If there is any shortfall in cash flow required to pay the Serviced Office space for February 2011, March 2011 , and April 2011, including Rental Cost, Telephone cost, and any other basic costs, Mr. Asmelash shall arrange to pay such costs from his personal funds.

12)	Cash Investment by Forex International Advisors into Nexus

(a):   A £20,000 (Twenty Thousand Pound) investment into a bank escrow account,  for the purposes of adding further capital to the FSA net regulatory capital requirement for Nexus. . NOTE: If there is a regulatory demand or requirement, these funds may be provided  sooner.

(b):  Forex International Advisors will explore raising further financing for itself. If successful, Forex International Advisors may consider making a further investment of $ 1.0 million cash; to be paid as an equity investment into Nexus, to increase the Balance Sheet and Shareholder Equity of Nexus;  Such $1.0 million investment shall be in the form of a security which shall NOT dilute any further the 50% equity to be owned by Max Asmelash, and following such $1.0 million investment, Mr. Asmelash will continue to own 50% fully diluted of Nexus.

13)	ACQUISITION BY NEXUS OF A “LICENSE” FROM FOREX INTERNATIONAL TRADING CORP.

It is the intention of the parties for Nexus to acquire the know-how which define here as “a license” to the Platform, and Technology and Internet Marketing knowledge in the possession of Forex International Trading Corp (via its acquisition of goodwill at its closing the Triple 8 transaction), to utilize such access to such knowledge and technology, for introduction into the European markets and internationally.

Nexus shall utilize the proceeds of the $1 million investment, to pay to Forex International Trading Corp $1 million for access to the Goodwill, Technology and Platform Rights, and Software rights, in possession by Forex International Trading Corp.

14)	EMPLOYMENT CONTRACT FOR MAX ASMELASH

Mr. Asmelash shall be employed in a capacity as CHIEF COMPLIANCE OFFICER, AND MANAGER OF THE LONDON OFFICE, at a guaranteed base monthly consulting fee  of £ 6,000 sterling per month for TWENTY FOUR MONTHS From the Final  Closing Date as described above.

All payments to Mr. Asmelash shall be GUARANTEED by Forex International Trading Corp, publicly traded on the USA OTC BB exchange, and must be paid promptly on the LAST WORKING DAY  of each calendar month, or the Business Day which falls closest to such date.

The FIRST payment shall be paid on the Final  Closing Date, and then Monthly Thereafter, on the LAST WORKING DAY  of Each Calendar Month.

Forex International Advisors Europe Limited,  will appoint Mr. Craig Marshak to  be employed in a capacity as SENIOR ADVISOR TO THE  LONDON OFFICE OF NEXUS.

In connection with the appointment of Mr. Craig Marshak, a consultancy fee of £12,000 sterling  per month, for TWENTY FOUR MONTHS From the Final Closing Date as described above Shall be paid to Cross Point Capital Advisors.

15	CAP ON PAYOUTS OF COMMISSIONS

On all commission and other profits, the Maximum payout percentage to any office employee is [ 40%]

16)	MINIMUM CASH BALANCES FOR FSA REGULATORY PURPOSES:

Remaining in the Bank Escrow account for FSA regulatory purposes shall be a minimum of 50,000 euros, which must be verified to be in the Nexus corporate bank account as of the closing date.

For clarification, and the avoidance of any doubt, upon the exercise and purchase of the two options totalling 19.8% from Tulsiani, the 50,000 euros in the FSA escrow bank account shall remain in the account at all times.

17)	HIRING OF KEY ADDITIONAL PERSONNEL:

A)
It is agreed that at least ONE FURTHER compliance officer person, (whose cost shall not exceed £40,000 per annum) and one further SALES ASSISTANT MANAGER (at an annual cost not to exceed  £20,000 per annum) shall be hired for the London office.

B)	Start Dates for Compliance Officer: Not Later Than Sixty Days from the Closing Date.

C)	Start Date for Sales Assistant Manager: Not Later than 120 days from the Closing Date. .

18)	Due Diligence Period:

Following the signing of this term sheet, each of the parties shall be granted a  Two Week  Due Diligence period, for each party to conduct necessary review and due diligence on the other party. Subject to satisfactory due diligence, definitive legal documentation shall be drafted in accordance with this term sheet, TO BE READY FOR FINAL SIGNATURES AND APPROVAL BY FEBRUARY 21, 2011.

19)	Reimbursement of Expenses:

In connection with signing of this document, Cross Point Capital Advisors shall be reimbursed a fee of £ 5,000 pound sterling for the costs of reviewing and approving this document.

The fee of £ 5,000 sterling shall be paid by invoice from Cross Point Capital Advisors to Forex International trading to be paid within FIVE business days of the date of signing of this agreement

20)	LEGALLY BINDING PROVISIONS

In signing and executing this letter of intent, the parties hereby agree that both  Forex International, and Cross Point Capital Advisors shall have EXCLUSIVITY with respect to any capital investment, or acquisition of shares of NEXUS, for a period of 45 days (FOURTY FIVE DAYS)  following the date of signing of this term sheet.

BREAK UP FEE CLAUSE:  If  for Any Reason Whatsoever, Nexus And/ Or Max Asmelash,  refuses to sign final binding legal documentation at the end of the 45 Day Exclusivity Period, Nexus shall be free to withdraw from this transaction, and No Further Obligation is owed from Nexus to Forex International Trading Corp, or Forex International Advisors Europe Limited

However, in the event that Nexus refuses to sign final binding legal documentation, but then receives a capital investment, or sells shares to any other third party, for the period starting from the Date of Signing This Letter of Intent, to the Date Ending NINE  MONTHS from the date of this letter of intent, then Forex International shall be paid a £75,000 sterling Break Up Fee, paid on the date of closing any alternative investment with any other third party.

In the event that the Final Contracts provided for signature do in fact have material business terms which are materially  different from this Letter of Intent, then no break up fee shall be due .

If the final contract provided for signature, does not match the Letter of Intent in all of its material terms, then Max Asmelash can open discussions with alternative investors within 48 hours.

The issue of whether a contract term is Material, in the event of a Dispute, shall be resolved by an Arbitration Panel in the United Kingdom

21)	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

At the closing, Mr. Asmelash will retain his tile as Chief Executive. However, his powers and authorities as CEO shall be as determined by the Board of Directors, and all significant strategic and business decisions must be approved by the Board of Directors

Effective at the closing, the Board of Directors shall consist of:

(a)	Max Asmelash

(b)
Darren Dunckel, currently chief executive of Forex International Trading Corp,  as representative of Forex International, or his Nominee who is licensed to be a Board of Director member of a U.K. securities firm.

22)	GOVERNING LAW

This agreement shall be governed by the COURTS OF ENGLAND.

23)
ENTIRETY OF AGREEMENT:  The parties hereby agree that the final definitive contracts shall not be different in any substantive  way from the terms of this Letter of Intent, and that all terms as contained in this Letter of Intent shall be reflected in the final definitive contracts.  The parties further agree that no other substantive  terms shall be introduced into the final definitive contracts, (unless agreed by Mr. Asmelash).

24)	DISPUTE RESOLUTION

The Parties to this contract agree that in the event of a Dispute pursuant to this agreement, or with respect to the interpretation of this agreement, the parties shall submit to Binding Arbitration Procedures in the U.K.

25)	AGREED BY THE PARTIES

ON BEHALF FOREX INTERNATIONAL TRADING CORP

/s/ Daren Dunckel

Daren Dunckel
Director

ON BEHALF OF NEXUS CAPITAL

/s/ Max Asmelash

Max Asmelash
Director

APPROVED BY CRAIG MARSHAK  INDIVIDUALLY